                                                                     EXHIBIT 4.3

                           [FRONT SIDE OF CERTIFICATE]

                         INCORPORATED UNDER THE LAWS OF

                               [GRAPHIC OF EAGLE]

                                   CALIFORNIA

NUMBER                                                                    SHARES
- ------                                                                    ------

 ----                                                                     ------

                                 ALPHAREL, INC.

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                 PAR VALUE $1.00

          This certifies that ___________ is the owner of _________ shares of the Capital Stock of Alpharel, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereonto affixed this ______ day of ____________ A.D. 19__.



- ---------------------------------------      ----------------------------------
                              Secretary                               President

                                [Corporate Seal]


        SEE THE REVERSE SIDE HEREOF FOR CERTAIN RESTRICTIONS AND RIGHTS.

                          [REVERSE SIDE OF CERTIFICATE]

THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE ARE REDEEMABLE UPON THE OCCURRENCE OF CERTAIN EVENTS. THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE ARE CONVERTIBLE BY THE HOLDER HEREOF AT ANY TIME AFTER 45 DAYS FROM THE ORIGINAL DATE OF ISSUANCE AND BY ALPHAREL, INC. AT ANY TIME AFTER 120 DAYS FROM THE ORIGINAL DATE OF ISSUANCE. ALPHAREL, INC. WILL FURNISH AT ITS PRINCIPAL OFFICE, WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A COMPLETE STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED ON THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

NEITHER THESE PREFERRED SHARES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THESE PREFERRED SHARES HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THESE PREFERRED SHARES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THESE PREFERRED SHARES MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE PROVISIONS OF THE ACT.

                                 Alpharel, Inc.

                      Series C Convertible Preferred Stock

                            Par Value $1.00 Per Share

                                   Certificate

                                       for

                                _______ shares of

                                  Capital Stock

                                    Issued to


                     --------------------------------------
                                      Dated


                              ---------------------

          For value received, ___________________ hereby sell, assign and transfer unto _________________, ___________ shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

          Dated ___________________, 19___.

          In presence of ______________________________________________

          [Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration, enlargement or any change whatever.]